Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46641) of Energen Corporation of our report dated May 27, 2005 relating to the financial statements of the Energen Corporation Employee Savings Plan, which appears in this Form 11-K.

PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Birmingham, Alabama

June 20, 2005